UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 7, 2006

Date of Report (Date of earliest event reported)

Wireless Facilities, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4810 Eastgate Mall, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 228-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 9, 2006, Wireless Facilities, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the third quarter ended of fiscal year 2006.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2006, the Board of Directors (the “Board”) of the Company approved a change in the fiscal year end from the last Friday in December to December 31.  Concurrently, the Board approved a change in the interim fiscal periods to provide that the last day of the fiscal quarter shall be the last day of the calendar month of each quarter.  As a result, the third fiscal quarter of fiscal 2006, which would have ended on September 29, 2006, ended as of September 30, 2006.  Prior to this change in fiscal year, the Company operated and reported using a 52-53 week fiscal year ending the last Friday in December. As a result, a fifty-third week was added every five or six years. Under the prior reporting system, each 52 week fiscal year consisted of four equal quarters of 13 weeks each, and each 53 week fiscal year consists of three 13 week quarters and one 14 week quarter.  The change in fiscal year and interim fiscal periods will not be applied to periods prior to the quarter ended September 30, 2006, and, consistent with prior reports, all prior fiscal periods presented or discussed in this report have been presented as ending on the last day of the nearest calendar month.  In reliance on Exchange Act Release No. 26589, the Company will not file a transition report covering the transition period from December 30, 2006 to December 31, 2006.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	November 9, 2006 Press Release by Wireless Facilities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wireless Facilities, Inc.

Date: November 9, 2006	By:	/s/ Deanna H. Lund
Deanna H. Lund
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	November 9, 2006 Press Release by Wireless Facilities, Inc.